500 President Clinton Ave. Suite 300, Little Rock, AR 72201

Inuvo Announces Financial Results for the First Quarter Ending March 31, 2021

LITTLE ROCK, Ark., May 13, 2021 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, today announced its financial results for the first quarter ending March 31, 2021.

Richard Howe, CEO of Inuvo, stated, “We continued growing both within the IntentKey platform, which was up 15% year-over-year, and within the ValidClick platform which has grown 9% compounded monthly since its pandemic low in May of 2020. The first quarter is our seasonally soft quarter and as such we anticipate our overall growth in Q2 to accelerate and exceed 50% year-over-year on the back of this continued post-pandemic growth within both product lines.” Mr. Howe added, “While we had a negative Adjusted EBITDA in the quarter, it was a 36% year-over-year improvement, which supports our projections that we should be back to producing positive Adjusted EBITDA within the second half of the year. We have a strong balance sheet with $17.8 million of cash and we believe we could not be better positioned to capture market share when the 3rd party cookie disappears in 2022.”

Operational Highlights During the First Quarter of 2021 to Date:
•Launched the Software-as-a-Service (SaaS) version of the IntentKey with multiple clients now committed and/or already using the solution.
•Signed multiple new clients for the IntentKey platform among which included two of the most respected technology companies in the world.
•Signed a Casino/Resort company where for the first time the entire suite of IntentKey capabilities and channels were leveraged concurrently.
•Renewed our largest ValidClick partner, one of the largest companies in the world, for an additional 2-year term.
•Delivered results to IntentKey clients that exceeded their goals by 48% and in at least one case delivered in excess of an 88:1 Return on Advertising Spend.
•Raised $14.25 million in additional capital bringing our cash balance at the end of March 2021 to $17.8 million.
•Continued to successfully deliver cookieless campaigns that position Inuvo well for the industry disruption coming in 2022.
•Expanded sales, sales support, and account management to 18 people, two of which were hired in Canada to support the IntentKey’s expansion North.

Financial Results for the First Quarter Ended March 31, 2021:
Net revenue for the first quarter ended March 31, 2021, totaled $10.6 million as compared to $14.9 million during the same period in the year prior, a decrease of 28.9% year-over-year predominately due to pandemic-induced lower revenue within the ValidClick platform. Revenue for the month of March 2021 for ValidClick was up 143% over its low revenue month in May 2020.

IntentKey revenue, which accounted for 20.1% of overall revenue during the first quarter of 2021 as compared to 12.4% for the same period the year prior, grew 15% year-over-year to $2.1 million for the first quarter of 2021 as compared to $1.9 million for the first quarter in 2020.

Cost of revenue for the first quarter ended March 31, 2021, totaled $1.4 million as compared to $3.4 million during the same period the year prior. The decrease in the cost of revenue for the quarter ended March 31, 2021, compared to the same quarter in 2020 was due primarily to lower year-over-year revenues within ValidClick as a result of the pandemic.

Gross profit margin for the first quarter of 2021 improved to 86.4% as compared to 77% for the same period the year prior. Gross profit totaled $9.2 million for the first quarter ended March 31, 2021, as compared to $11.5 million for the same period the year prior, a decrease of 20.2%.

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500 President Clinton Ave. Suite 300, Little Rock, AR 72201

Operating expenses decreased 16.1% to $11.8 million for the first quarter of 2021 as compared to $14 million for the same period the year prior.

Other income in the quarter included $420,000 dollars in licensing obligations for the use of ValidClick associated with a contract signed in March of 2020 that ended in March of 2021.

The net loss for the first quarter of 2021 totaled $2.2 million or $0.02 per basic and diluted share as compared to the net loss of $2.8 million or $0.05 per basic and diluted share for the same period the year prior.

Adjusted EBITDA was a loss of $878 thousand in the first quarter of 2021, an improvement of 36% year-over-year.

Liquidity and Capital Resources:
On March 31, 2021, Inuvo had $17.8 million in cash, $16.8 million of working capital, an unused working capital facility of $5 million and no debt.

As of March 31, 2021, Inuvo had 118,518,445 common shares issued and outstanding.

Conference Call Details:
The Company will host a conference call on Thursday, May 13, 2021 at 4:30 p.m. Eastern Time (ET) to discuss its financial results for the first quarter ended March 31, 2021 and provide a business update.

Conference Call Details:
Date: Thursday, May 13, 2021
Time: 4:30 p.m. Eastern Time
Toll-free Dial-in Number: 1-800-289-0438
International Dial-in Number: 1-323-794-2423
Conference ID: 9502309
Participant Link: http://public.viavid.com/index.php?id=144549

A telephone replay will be available through Thursday, May 27, 2021. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, please enter the code 9502309 followed by the # sign. You will then be prompted for your name, company, and phone number. Playback will then automatically begin.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous, and proprietary consumer intent data for agencies, advertisers, and partners. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed on February 11, 2021, our Quarterly Reports on Form 10-Q, and our other filings with the SEC.  Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or

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500 President Clinton Ave. Suite 300, Little Rock, AR 72201

implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information, which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com
Investor Relations:
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com

www.inuvo.com

500 President Clinton Ave. Suite 300, Little Rock, AR 72201

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31,

	2021	2020
Assets

Cash	$17,805,324	$7,890,665
Accounts receivable, net	5,749,261	6,227,610
Prepaid expenses and other current assets	534,471	413,435
Total current assets	24,089,056	14,531,710

Property and equipment, net	1,292,933	1,187,061

Goodwill	9,853,342	9,853,342
Intangible assets, net	8,119,713	8,586,089
Other assets	1,194,551	1,023,369
Total other assets	19,167,606	19,462,800
Total assets	$44,549,595	$35,181,571

Liabilities and Stockholders’ Equity

Accrued expenses and other current liabilities	$4,508,861	$4,680,912
Accounts payable	2,790,432	4,048,260
Total current liabilities	7,299,293	8,729,172

Deferred tax liability	107,000	107,000
Other long-term liabilities	628,761	1,056,285
Total long-term liabilities	735,761	1,163,285

Total stockholders' equity	36,514,541	25,289,114
Total liabilities and stockholders' equity	$44,549,595	$35,181,571

INUVO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

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500 President Clinton Ave. Suite 300, Little Rock, AR 72201

	Three Months Ended
	March 31	March 31
	2021	2020
Net revenue	$10,617,809	$14,932,983
Cost of revenue	1,444,059	3,439,501
Gross profit	9,173,750	11,493,482
Operating expenses
Marketing costs	7,305,784	9,622,823
Compensation	2,737,867	2,344,235
Selling, general and administrative	1,724,978	2,058,842
Total operating expenses	11,768,629	14,025,900
Operating loss	(2,594,879)	(2,532,418)
Interest expense, net	(22,389)	(152,511)
Other income (expense), net	470,000	(140,307)
Net loss before taxes	(2,147,268)	(2,825,236)

Net loss	(2,147,268)	(2,825,236)
Earnings per share, basic and diluted
Net loss income	($0.02)	($0.05)
Weighted average shares outstanding
Basic	114,430,201	53,642,787
Diluted	114,430,201	53,642,787

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500 President Clinton Ave. Suite 300, Little Rock, AR 72201

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS BEFORE TAXES TO ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	March 31	March 31
	2021	2020
Operating loss	($2,147,268)	($2,825,236)
Interest Expense	$22,389	$152,511
Depreciation	305,528	369,372
Amortization	546,493	572,054
EBITDA	(1,272,858)	(1,731,299)
Stock-based compensation	394,870	208,897
Non-recurring items:
Adjustment to derivative liability accounts	-	140,307

Adjusted EBITDA	($877,988)	($1,382,095)

Reconciliation of Loss from Continuing Operations before Taxes to EBITDA and Adjusted EBITDA
We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as net loss from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, and (iii) amortization. We further define Adjusted EBITDA as EBITDA plus (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items

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